FOR IMMEDIATE RELEASE

For more information, contact:
Extreme Networks
Investor Relations                        Public Relations
408/579-3030                            408/579-3483
investor_relations@extremenetworks.com            gcross@extremenetworks.com

EXTREME NETWORKS REPORTS FISCAL Q4 AND FISCAL YEAR 2011 RESULTS
FY11 Product Revenues Up 10% From Prior Year

SANTA CLARA, Calif.; August 1, 2011 - Extreme Networks, Inc. (Nasdaq: EXTR) today announced financial results for its 2011 fiscal fourth quarter and fiscal year ended July 3, 2011. For the fourth quarter of fiscal 2011, total net revenue was $89.8 million, as compared to $85.5 million in the fourth quarter of fiscal 2010. Fourth quarter net product revenue was $73.8 million, up 4% as compared to the fourth quarter of fiscal 2010, and service revenue was $16.0 million, down 8% as compared to the fourth quarter of fiscal 2010.

For fiscal year 2011, total net revenue was $334.4 million, up 8% from fiscal 2010, with net product revenue of $274.4 million, up 10% from fiscal 2010, and $60.0 million of service revenue, which was flat as compared to fiscal 2010.

“We are pleased with our ability to achieve 10% product revenue growth for fiscal year 2011, and the progress we have made transforming the Company in the areas of sales and marketing focus and product realignment,” said Oscar Rodriguez, President & CEO of Extreme Networks. “These changes, along with the recently announced restructuring to reduce our overall cost structure, lay the foundation for continued improvements in fiscal 2012. In FY12, the Company will focus on improving its operating income, and is expecting to significantly improve EPS over FY11. I believe Extreme Networks is positioned well to compete in the marketplace with our new products, marketing campaigns, and cost structure. The Company is focused on executing the new vertical market strategy to offer differentiated solutions to our customers, and improved returns to our investors.”

In the fourth quarter the Company reported estimated non-GAAP net income of $2.1 million or $0.02* per diluted share. That compares to non-GAAP net income of $6.3 million or $0.07 per diluted share in the fourth quarter of last year, and to a non-GAAP net loss of $4.6 million or a loss of $0.05 per diluted share in the 2011 fiscal third quarter. Non-GAAP financial results exclude the impact of stock-based compensation, restructuring charges and litigation settlements. A reconciliation of GAAP to non-GAAP financial measures is included in the accompanying financial tables.

Estimated net loss on a GAAP basis for the quarter was $2.1 million or a loss of $0.02* per diluted share, including the impact of a $2.8 million charge for a previously announced restructuring, net of reversals, and $1.5 million in stock-based compensation. That compares to year-ago GAAP net income $3.4 million or $0.04 per diluted share. The Company's fiscal year 2011 fiscal year contained 53 weeks instead of the usual 52 weeks.  As a result, the Company is still reviewing certain expense accruals that could impact its earnings per share numbers for both the fourth quarter and full year by reducing them, which if such reduction were to occur the Company believes would most likely be by a penny per share for both the fourth quarter and full year.  However, the Company has elected to release the earnings per share (EPS) which may be revised depending on the outcome of the review.  Final EPS numbers for both the fourth quarter and full year will be made available after the financial review related to the 53 week year is complete.

For the quarter, total net revenue in North America was $40.0 million, revenue in EMEA was $34.9 million, and revenue in APAC was $14.9 million. That compares to year-ago revenue in North America of $36.3 million, revenue in EMEA of $36.8 million, and revenue in APAC of $12.4 million.

Fiscal Year Results
Net income on a non-GAAP basis for the year was $7.5 million or $0.08* per diluted share. That compares to non-GAAP net income of $11.7 million or $0.13 per diluted share in fiscal 2010.

Net income on a GAAP basis for the year was $2.7 million or $0.03* per diluted share, including the impact of a $3.8 million charge for a previously announced restructuring, net of reversals, $5.2 million in stock-based compensation and $4.2 million in litigation settlement gain. That compares to year-ago GAAP net income of $0.2 million or $0.00 per diluted share, including $4.2 million in restructuring charge, net of reversal, $6.2 million in stock-based compensation and $1.0 million in litigation settlement loss.

For the year, total net revenue in North America was $123.6 million, revenue in EMEA was $144.1 million, and revenue in APAC was $66.7 million. That compares to year-ago revenue in North America of $123.2 million, revenue in EMEA of $133.7 million, and revenue in APAC of $52.4 million.

Total cash and investments increased $0.2 million from the fiscal 2011 third quarter to $147.0 million, which is an increase of $11.6 million from the fiscal 2010 fourth quarter. The Company has no long-term debt.

2012 Fiscal First Quarter and Year non-GAAP Financial Guidance
For its 2012 fiscal first quarter ending September 30, 2011, the Company currently expects net revenue to be in a range of $74-$80 million and non-GAAP net income in the range of $0.02 to $0.05 per diluted share. For Fiscal 2012, the Company currently expects net revenue to be in the range of $320-$340 million and non-GAAP net income to be in the range of $0.28- $0.35 per diluted share.

* Preliminary numbers pending accounting review of the timing of expense accruals related to the 53rd week. Potential estimated adjustment of $0.01 downward.

Conference Call and Slide Presentation
Extreme Networks will host a conference call to discuss these results today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). The conference call may be heard by dialing 1-877-303-9826 (international callers dial 1-224-357-2194). A 7-day replay will be available following the call by dialing 1-855-859-2056 (international callers dial 1-404-537-3406). The conference call passcode is 83513736. In addition, a live webcast and replay of the call will be available at http://investor.extremenetworks.com. Financial information to be discussed during the conference call will be posted in the Investor Relations section of the Company's website www.extremenetworks.com.

Non-GAAP Financial Measures
Extreme Networks provides all financial information required in accordance with generally accepted accounting principles (GAAP). To supplement our consolidated financial statements presented in accordance with GAAP, we are also providing with this press release non-GAAP net income/(loss), non-GAAP operating income/(loss) and non-GAAP earnings/(loss) per diluted share. In preparing our non-GAAP information, we have excluded, where applicable, the impact of restructuring charges, share-based compensation and litigation settlements. We believe that excluding these items provides both management and investors with additional insight into our current operations, the trends affecting the Company and the Company's marketplace performance. In particular, management finds it useful to exclude these items in order to more readily correlate the Company's operating activities with the Company's ability to generate cash from operations. Accordingly, management uses these non-GAAP measures, along with the comparable GAAP information, in evaluating our historical performance and in planning our future business activities. Please note that our non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information we present should be considered in conjunction with, and not as a substitute for, our financial information presented in accordance with GAAP. We have provided a non-GAAP reconciliation of the Condensed Consolidated Statement of Operations for the periods presented in this release, which are adjusted to exclude restructuring charges, share-based compensation expense and litigation settlements for these periods. These measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company's ongoing performance as a business. Extreme Networks uses both GAAP and non-

GAAP measures to evaluate and manage its operations.

Extreme Networks, Inc.
Extreme Networks delivers networks for the mobile world. The company's open network solutions enable a quality user experience, providing a platform for improved business agility. From the converged mobile edge of enterprises to virtualized clouds, and from data centers to global carrier networks that backhaul mobile traffic, Extreme Networks extensible services architecture helps set a foundation for mobility, user awareness and faster performance to empower people and machines to connect and move seamlessly. Extreme Networks is headquartered in Santa Clara, California, with offices in more than 50 countries worldwide. For more information, visit: www.extremenetworks.com

Extreme Networks and the Extreme Networks logo are either registered trademarks or trademarks of Extreme Networks, Inc. in the United States and/or other countries.

# # #

This announcement contains forward-looking statements, including our guidance regarding future results that involve risks and uncertainties, including statements regarding the Company's expectations regarding financial performance, vertical market strategy, and product introduction. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including, but not limited to: resolution of the pending accounting review for the Company's fiscal year 2011 related to the accrual of expenses due to a 53 week year instead of a 52 week year; a challenging macro-economic environment both in the United States and overseas; fluctuations in demand for the Company's products and services; a highly competitive business environment for network switching equipment; the Company's effectiveness in controlling expenses, the possibility that the Company might experience delays in the development of new technology and products; customer response to its new technology and products; the timing of any recovery in the global economy; risks related to pending or future litigation, and a dependency on third parties for certain components and for the manufacturing of the Company's products. The Company undertakes no obligation to update the forward-looking information in this release. More information about potential factors that could affect the Company's business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, under the captions: “Management's Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors,” which are on file with the Securities and Exchange Commission.”

EXTREME NETWORKS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	July 3, 2011	June 27, 2010
	(Unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$49,972	$51,944
Short-term investments	41,357	64,854
Accounts receivable, net of allowances of $1,052 at July 3, 2011 ($1,969 at June 27, 2010)	33,689	42,057
Inventories, net	21,583	21,842
Deferred income taxes	681	392
Prepaid expenses and other current assets, net	10,489	3,932
Total current assets	157,771	185,021
Property and equipment, net	41,877	43,572
Marketable securities	55,648	18,561
Other assets, net	15,677	15,731
Total assets	$270,973	$262,885
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,092	$18,543
Accrued compensation and benefits	13,723	16,305
Restructuring liabilities	3,183	3,097
Accrued warranty	2,640	3,169
Deferred revenue, net	29,613	29,552
Deferred revenue, net of cost of sales to distributors	16,552	18,345
Other accrued liabilities	19,050	13,381
Total current liabilities	99,853	102,392
Restructuring liabilities, less current portion	—	273
Deferred revenue, less current portion	7,360	7,633
Deferred income taxes	93	731
Other long-term liabilities	2,381	2,661
Commitments and contingencies (Note 3)	—	—
Stockholders’ equity:
Convertible preferred stock, $.001 par value, issuable in series, 2,000,000 shares authorized; none issued	—	—
Common stock, $.001 par value, 750,000,000 shares authorized; 132,147,451 issued at July 3, 2011 and 129,827,715 at June 27, 2010	132	130
Treasury stock, 39,625,305 shares at July 3, 2011 and June 27, 2010	(149,666)	(149,666)
Additional paid-in-capital	963,565	956,792
Accumulated other comprehensive income	3,703	1,100
Accumulated deficit	(656,448)	(659,161)
Total stockholders’ equity	161,286	149,195
Total liabilities and stockholders’ equity	$270,973	$262,885

(1) The information in this column is derived from the Company's consolidated balance sheet included in the Company's Annual Report on Form 10-K for the year ended June 27, 2010.

EXTREME NETWORKS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	July 3, 2011	June 27, 2010	July 3, 2011	June 27, 2010
	(1)		(1)
Net revenues:
Product	$73,778	$70,610	$274,388	$249,035
Service	15,983	14,842	60,040	60,319
Total net revenues	89,761	85,452	334,428	309,354
Cost of revenues:
Product	34,770	30,388	129,556	107,994
Service	6,409	6,447	24,911	24,867
Total cost of revenues	41,179	36,835	154,467	132,861
Gross profit:
Product	39,008	40,222	144,832	141,041
Service	9,574	8,395	35,129	35,452
Total gross profit	48,582	48,617	179,961	176,493
Operating expenses:
Sales and marketing	28,454	25,806	103,277	96,621
Research and development	13,204	12,045	49,330	49,390
General and administrative	6,068	6,946	24,683	26,840
Litigation settlement	—	829	(4,249)	829
Restructuring charge, net of reversal	2,764	235	3,806	4,238
Total operating expenses	50,490	45,861	176,847	177,918
Operating income (loss)	(1,908)	2,756	3,114	(1,425)
Interest income	345	363	1,304	1,481
Interest expense	(37)	(43)	(132)	(141)
Other (expense) / income, net	(255)	(32)	(574)	(98)
Income (loss) before income taxes	(1,855)	3,044	3,712	(183)
Provision for income taxes	232	(368)	999	(410)
Net income	$(2,087)	$3,412	$2,713	$227
Basic and diluted net income per share:
Net income per share – basic	$(0.02)	$0.04	$0.03	$0.00
Net income per share – diluted	$(0.02)	$0.04	$0.03	$0.00
Shares used in per share calculation – basic	92,382	89,772	91,423	89,281
Shares used in per share calculation – diluted	92,382	90,144	92,795	89,477

(1) The net revenues disclosed are final. The cost of revenues and operating expenses disclosed are preliminary and may increase by $1.0 million in aggregate in the course of finalizing the financial audit. Any increase in cost of revenues and operating expenses would reduce the earnings per share for both the fourth quarter and full year of fiscal year 2011. In the event of such a reduction, the Company believes the most likely case would be a reduction to earnings per share of one penny for both the fourth quarter and full year.

EXTREME NETWORKS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Year Ended
	July 3, 2011	June 27, 2010
Cash flows from operating activities:
Net income	$2,713	$227
Adjustments to reconcile net income to net cash provided by operating activities:
(Decrease) / increase in accrued investment income	(2,900)	(1,194)
Depreciation and amortization	6,811	5,588
Amortization of intangible assets	1,795	973
Change in value / loss (gain) on value of UBS option to put securities	2,429	2,091
Auction rate securities mark to market, trading (gain) loss	(2,429)	(2,091)
Provision for (recovery of) doubtful accounts	255	(26)
Provision for excess and obsolete inventory	2,232	1,866
Deferred income taxes	(928)	21
Loss on retirement of assets	582	178
Stock-based compensation	5,248	6,235
Restructuring charge, net of reversal	—	(3,467)
Unrealized (loss)/gain on foreign exchange	(714)	(167)
Changes in operating assets and liabilities, net
Accounts receivable	8,112	(4,414)
Inventories	(1,977)	(11,320)
Prepaid expenses and other assets	(8,297)	(2,533)
Accounts payable	(3,453)	5,773
Accrued compensation and benefits	(2,581)	946
Restructuring liabilities	(213)	112
Accrued warranty	(529)	—
Deferred revenue, net	(212)	(299)
Deferred revenue, net of cost of sales to distributors	(1,793)	8,524
Other accrued liabilities	8,103	(536)
Other long-term liabilities	(1,278)	2,069
Net cash provided by operating activities	10,976	8,556
Cash flows (used in) provided by investing activities:
Capital expenditures	(5,698)	(5,109)
Purchases of investments	(111,798)	(51,552)
Proceeds from maturities of investments and marketable securities	33,600	34,452
Proceeds from sales of investments and marketable securities	67,617	15,822
Net cash (used in) provided by investing activities	(16,279)	(6,387)
Cash flows provided by (used in) financing activities:
Proceeds from issuance of common stock	1,531	1,085
Repurchase of common stock, including expenses	—	—
Deposit received from sale of building	1,000	—
Net cash provided by (used in) financing activities	2,531	1,085

Foreign currency effect on cash	800	(543)

Net (decrease) increase in cash and cash equivalents	(1,972)	2,711

Cash and cash equivalents at beginning of period	51,944	49,233
Cash and cash equivalents at end of period	$49,972	$51,944
Supplemental disclosure of cash flow information:
Interest paid	$132	$141
Cash paid for income taxes, net	$1,759	$1,197

EXTREME NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended			Year Ended
	July 3, 2011		June 27, 2010	July 3, 2011		June 27, 2010
NET INCOME (LOSS)
Net income (loss)- GAAP Basis	$(2,087)	*	$3,412	$2,713	*	$227

Non-GAAP adjustments
Stock-based compensation expense	$1,468		$1,664	$5,249		$6,235
Litigation settlement	$—		$968	$(4,249)		$968
Restructuring charge, net of reversal	$2,764		$235	$3,806		$4,238
Total Non-GAAP adjustments	$4,232		$2,867	$4,806		$11,441
Net income (loss) - Non-GAAP Basis	$2,145	*	$6,279	$7,519	*	$11,668

NON-GAAP ADJUSTMENTS
Cost of product revenue	$117		$285	$436		$628
Cost of service revenue	8		161	232		523
Sales and marketing	541		461	1,948		1,853
Research and development	373		372	1,113		1,695
General and administrative	429		524	1,520		1,675
Litigation settlement	—		829	(4,249)		829
Restructuring charge, net of reversal	2,764		235	3,806		4,238
Total non-GAAP adjustments	$4,232		$2,867	$4,806		$11,441

* The net revenues disclosed are final. The cost of revenues and operating expenses disclosed are preliminary and may increase by $1.0 million in aggregate in the course of finalizing the financial audit. Any increase in cost of revenues and operating expenses would reduce the earnings per share for both the fourth quarter and full year of fiscal year 2011. In the event of such a reduction, the Company believes the most likely case would be a reduction to earnings per share of one penny for both the fourth quarter and full year.